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                                                                    EXHIBIT 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789, and 333-24581); Form S-3 (333-10383 and
333-14025); Form S-4 (333-13133); and Post Effective Amendment No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated June 7, 1996, except for Note 9, as to which the date is October 24, 1996, relating to the financial statements of Fortran Corp. which appears in the Current Report on Form 8-K of U.S. Office Products Company.

Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
Springfield, Virginia
March 9, 1998